Filed Pursuant to Rule 424(b)(5) Registration No. 333-233766
PROSPECTUS

Kadmon Holdings, Inc.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

7,339,019 Shares of Common Stock Offered by the Selling Stockholders

We may offer and sell, from time to time, common stock, preferred stock, debt securities, warrants, purchase contracts or units, or any combination of these securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities, and any applicable commissions or discounts, will be stated in a supplement to this prospectus. Specific amounts and terms of these securities will be provided in supplements to this prospectus. The aggregate initial offering price of all securities sold by us will not exceed approximately $200,000,000.

In addition, the selling stockholders named in this prospectus may, from time to time, offer and sell up to an aggregate of 7,339,019 shares of our common stock. We are registering these shares of our common stock pursuant to registration rights agreements that we entered into with certain of the selling stockholders. The selling stockholders may offer and sell their shares of our common stock in public or private transactions, or both. These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” for more information on how the selling stockholders may conduct sales of their shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “KDMN”. On September 23, 2019, the last sale price of our common stock as reported on the NYSE was $2.70 per share.

Investing in our securities involves significant risks. See “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which are incorporated herein by reference, the risk factors beginning on page 4 of this prospectus and any similar section contained in the applicable prospectus supplement or free writing prospectus, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 24,  2019.

i

About This Prospectus

Except where the context otherwise requires or where otherwise indicated, the terms “Kadmon,” “we,” “us,” “our,” “our company” and “our business” refer to Kadmon Holdings, Inc., formed under the laws of Delaware on July 26, 2016.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $200,000,000 as described in this prospectus. In addition, under this shelf registration statement, the selling stockholders named in this prospectus may sell, from time to time, up to 7,339,019 shares of our common stock. This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Each time that we or the selling stockholders offer and sell securities, we will provide a prospectus supplement or free writing prospectus to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference herein with respect to that offering. If there is any inconsistency between the information in this prospectus or in the documents that we have incorporated by reference herein and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus with respect to that offering. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement of which this prospectus forms a part. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement or free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

We and the selling stockholders have not, and any underwriter has not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any document incorporated by reference,  any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement or free writing prospectus to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

Prospectus Summary

This summary highlights certain information about our company, and does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement or free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement or free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

We are a biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address significant unmet medical needs, with a near-term clinical focus on autoimmune, inflammatory and fibrotic diseases. Our team, which has a proven track record of successful drug development and commercialization, identifies and develops novel candidates from our small molecule and biologics platforms as well as develops our in-licensed product candidates. By retaining global commercial rights to our lead product candidates, we believe that we have the ability to progress these candidates ourselves while maintaining flexibility for commercial and licensing arrangements.

Our principal executive offices are located at 450 East 29th Street, New York, New York 10016, and our telephone number is (212) 308-6000. Our website address is www.kadmon.com. We make available on or through our website certain reports and amendments to those reports that we file with, or furnish to, the SEC in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. We make this information available on or through our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information on, or that can be accessed through, our website is not incorporated by reference into this prospectus or any other filings we make with the SEC.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, including, among others, statements regarding future capital expenditures and debt service obligations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, the following:

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our reliance on the success of our product candidates;
•	the timing or likelihood of regulatory filings and approvals;
•	our ability to expand our sales and marketing capabilities;
•	the commercialization, pricing and reimbursement of our product candidates, if approved;
•	the implementation of our business model, strategic plans for our business, product candidates and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;
•	cost associated with defending or enforcing, if any, intellectual property infringement, misappropriation or other intellectual property violation, product liability and other claims;
•	regulatory and governmental policy developments in the United States, Europe and other jurisdictions;
•	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;
•	the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements;
•	our ability to maintain and establish collaborations or obtain additional grant funding;
•	the rate and degree of market acceptance, if any, of our product candidates, if approved;
•	developments relating to our competitors and our industry, including competing therapies;
•	our ability to effectively manage our anticipated growth;
•	our ability to attract and retain qualified employees and key personnel;
•	our ability to achieve cost savings and benefits from our efforts to streamline our operations and to not harm our business with such efforts;
•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act;
•	statements regarding future revenue, hiring plans, expenses, capital expenditures, capital requirements and share performance;
•	litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes or settlements not covered by insurance;
•	our expected use of cash and cash equivalents and other sources of liquidity;
•	our ability to repay, amend or refinance our credit agreement with Perceptive Credit Opportunities Fund, L.P., as amended, due July 1, 2020 (the “2015 Credit Agreement”);
•	the future trading price of shares of our common stock and the impact of securities analysts’ reports on these prices;
•	the future trading price of our investments and our potential inability to sell those securities;
•	our ability to apply unused federal and state net operating loss carryforwards against future taxable income; and
•	other risks and uncertainties, including those listed under the caption “Risk Factors.”

The forward-looking statements in this prospectus are only predictions, and we may not actually achieve the plans, intentions or expectations included in our forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

Additional factors are discussed under the caption “Risk Factors” in this prospectus,  as well as in all applicable prospectus supplements or free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

Risk Factors

An investment in our securities involves significant risks. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference or deemed to be incorporated by reference in this prospectus or the applicable prospectus supplement, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2018 and any updates to those risk factors in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed thereafter, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein or in the applicable prospectus supplement. Our business, results of operations or financial condition could be adversely affected by any of these risks or by additional risks and uncertainties not currently known to us or that we currently consider immaterial. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

Use of Proceeds

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or free writing prospectus that we may authorize to be provided to you in connection with an offering, we currently intend to use the net proceeds from the sale of the securities offered hereby to fund our clinical development programs and for working capital,  debt service and other general corporate and administrative purposes. We may also use a portion of any such net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own.  However,  as of the date of this prospectus, we have no current plans, commitments or agreements with respect to such material acquisitions. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Selling Stockholders

The shares of common stock being offered by the selling stockholders are those previously issued to the selling stockholders in our March 2017 private placement and those issuable to the selling stockholders upon conversion of the 5% convertible preferred stock held by selling stockholders who have registration rights under certain registration rights agreements. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the 5% convertible preferred stock, the selling stockholders have not had any material relationship with us within the past three years, unless otherwise indicated in the footnotes to the table below.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of the common stock held by each selling stockholder. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of shares of common stock and 5% convertible preferred stock as of September 23, 2019, assuming exercise of any outstanding warrants and conversion of the 5% convertible preferred stock held by the selling stockholder on that date, without regard to any limitation on exercise. The third column lists the number of shares of common stock being registered in this prospectus by each selling stockholder.

In accordance with the terms of registration rights agreements with the holders of shares of our common stock and 5% convertible preferred stock, this prospectus generally covers the resale of that number of shares of common stock equal to the number of shares of common stock previously issued to the selling stockholders and the shares of common stock issuable upon conversion of the 5% convertible preferred stock, determined as if such 5% convertible preferred stock were converted, as applicable, in full, in each case as of the trading day immediately preceding the date the registration statement of which this prospectus forms a part was initially filed with the SEC. The fourth column assumes the sale of all of the shares included in this prospectus.

The selling stockholders may sell all, some or none of their shares included in this prospectus. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares Owned Prior to Offering	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Number of Shares Owned After Offering
San Bernardino County Employees Retirement Association(1)	155,727	147,831	7,896
GT NM, L.P.(2)	74,738	67,614	7,124
GN3 SIP Limited(3)	376,015	359,762	16,253
GoldenTree 2004 Trust(4)	1,894,303	1,790,084	104,219
High Yield and Bank Loan Series Trust(5)	95,484	95,484	—
Perceptive Life Sciences Master Fund LTD(6)	13,165,746	2,903,571	10,262,175
Third Point Loan LLC(7)	9,407,745	1,488,095	7,919,650
Alexandria Venture Investments, LLC(8)	297,619	297,619	—
Macquarie Bank Limited(9)	276,488	154,645	121,843
SPCP Group, LLC(10)	132,872	34,314	98,558

(1)

The address for San Bernardino Country Employees Retirement Association is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 147,831 shares of common stock issuable upon conversion of convertible preferred stock and (b)  7,896 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for San Bernardino County Employees Retirement Association. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. San Bernardino Country Employees Retirement Association was a lender under our 2015 Credit Agreement. For more information regarding the 2015 Credit Agreement, including certain material terms, please see Note 5, “Debt,” in the notes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)

The address for GT NM, L.P. is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 67,614 shares of common stock issuable upon conversion of convertible preferred stock and (b)  7,124 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GT NM, L.P. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. GT NM, L.P. was a lender under the 2015 Credit Agreement.

(3)

The address for GN3 SIP Limited is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 359,762 shares of common stock issuable upon conversion of convertible preferred stock and (b)  16,253 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GN3 SIP Limited. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of GN3 SIP Limited were lenders under the 2015 Credit Agreement.

(4)

The address for GoldenTree 2004 Trust is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of (a) 1,790,084 shares of common stock issuable upon conversion of convertible preferred stock and (b)  104,219 shares of common stock issuable upon exercise of outstanding warrants. GoldenTree Asset Management LP acts as investment manager for GoldenTree 2004 Trust. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of GoldenTree 2004 Trust were lenders under the 2015 Credit Agreement.

(5)

The address for High Yield and Bank Loan Series Trust (f/k/a Stellar Performer Global Series: Series G—Global Credit) is 300 Park Avenue, 21st Floor, New York, NY 10022. Consists of 95,484 shares of common stock issuable upon conversion of convertible preferred stock. GoldenTree Asset Management LP acts as investment manager for High Yield and Bank Loan Series Trust. GoldenTree Asset Management LLC serves as the general partner for GoldenTree Asset Management LP. Steven A. Tananbaum is the managing member of GoldenTree Asset Management LLC and holds sole voting and dispositive power over the securities indirectly held by such entity. By virtue of the relationships described in this footnote, each entity and person described herein may be deemed to share beneficial ownership of all shares held by each of the other entities described herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of its individual pecuniary interests therein. Affiliates of High Yield and Bank Loan Series Trust were lenders under the 2015 Credit Agreement.

(6)

The address for Perceptive Life Sciences Master Fund LTD is 51 Astor Place, 10th Floor, New York, NY 10003. Consists of (a) 12,636,333 shares of common stock and (b) 529,413 shares of common stock issuable upon exercise of outstanding warrants. Perceptive Advisors LLC serves as the investment manager for Perceptive Life Sciences Master Fund LTD. An affiliate of Perceptive Advisors LLC is a lender under the 2015 Credit Agreement. The largest aggregate principal amount outstanding under the 2015 Credit Agreement was $30.0 million as of September 23, 2019. As of September 23, 2019 we had paid $2.0 million in principal and $13.0 million in interest under the 2015 Credit Agreement, including amounts paid to an affiliate of Perceptive Advisors LLC.
(7)

The address for Third Point Loan LLC, Third Point LLC and Mr. Loeb is 390 Park Avenue, 14th Floor, New York NY 10022.  Consists of 9,407,745 shares of common stock.  Third Point Loan LLC holds the securities listed herein as nominee for funds managed and/or advised by Third Point LLC and not in its individual capacity. Daniel S. Loeb is the Chief Executive Officer of Third Point LLC.  As a result of the relationships described in this footnote, Third Point LLC and Mr. Loeb may be deemed to be indirect beneficial owners of the securities listed herein as owned by Third Point Loan LLC. Each of Third Point LLC and Mr. Loeb disclaims beneficial ownership over the securities listed herein except to the extent of their pecuniary interest in such securities.

(8)

The address for Alexandria Venture Investments, LLC is 385 E. Colorado Blvd., Suite 299, Pasadena, CA 91101. Consists of 297,619 shares of common stock. ARE–East River Science Park, LLC, an affiliate of Alexandria Venture Investments, LLC, is the landlord under our corporate headquarters and laboratory lease in New York, New York. As of June 30, 2019, we owed approximately $21.7 million to be paid over the remaining term of this lease to ARE – East River Science Park, LLC. For more information regarding this lease, please see Note 15, “Commitments,” in the notes to our audited consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2018.

(9)

The address for Macquarie Bank Limited is 125 West 55th Street, New York, NY 10019. Consists of (a) 154,645 shares of common stock and (b) 121,843 shares of common stock issuable upon exercise of outstanding warrants.

(10)

The address for SPCP Group, LLC is Two Greenwich Plaza, Greenwich, CT 06830. Consists of (a) 34,314 shares of common stock and (b) 98,558 shares of common stock issuable upon exercise of outstanding warrants. Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Fund, L.P. (“Onshore Fund”), Silver Point Capital Offshore Fund, Ltd. (“Offshore Fund”) and SPCP Group, LLC, a wholly-owned subsidiary of the Onshore Fund and the Offshore Fund (collectively, the “Funds”). Silver Point Capital Management, LLC (“Management”) is the general partner of Silver Point. Mr. Edward A. Mulé and Mr. Robert J. O’Shea are each members of Management and hold voting and dispositive power over the securities held by the Funds. By virtue of the relationships described in this footnote, each entity and individual named herein may be deemed to share beneficial ownership of all shares held by the other entities named herein. Each entity and individual named herein expressly disclaims any such beneficial ownership, except to the extent of their individual pecuniary interests therein.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock and certain provisions of our restated certificate of incorporation, our bylaws, the registration rights agreements to which we and certain of our stockholders are parties and the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our restated certificate of incorporation,  bylaws, and registration rights agreements, copies of which are incorporated by reference into the registration statement of which this prospectus forms a part.

General

We are a Delaware corporation. We completed transactions on July 26, 2016 pursuant to which we converted into a Delaware corporation and changed our name from Kadmon Holdings, LLC to Kadmon Holdings, Inc. Our authorized share capital consists of 400,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 preferred shares, par value $0.001 per share.

The following descriptions are summaries of important terms contained in our restated certificate of incorporation and our bylaws (our “Certificate of Incorporation” and “Bylaws,” respectively). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our Certificate of Incorporation and Bylaws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part, and to relevant portions of the General Corporation Law of the State of Delaware (“DGCL”).

Common Stock

General.  As of June 30, 2019,  there were 129,634,540 shares of common stock issued and outstanding. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting Rights.  The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Unless otherwise required by law, matters submitted to a vote of our stockholders require the approval of a majority of votes cast by stockholders represented in person or by proxy and entitled to vote on such matter, except that directors will be elected by a plurality of votes cast. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors are able to elect all of the directors standing for election, if they so choose.

Dividend Rights.  Holders of shares of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any then outstanding preferred stock.

Liquidation.  Upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to any liquidation preference granted to holders of any outstanding preferred stock.

Rights and Preferences.    Holders of shares of common stock have no preemptive or conversion rights or other subscription rights, and no redemption or sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.

Fully Paid and Nonassessable.    All outstanding shares of common stock are, and the shares of common stock to be issued in this offering will be, fully paid and nonassessable.

Registration Rights. In connection with a private placement of our securities in March 2017, we entered into a Registration Rights Agreement dated March 8, 2017 with certain investors. Pursuant to the terms of the registration rights agreement, we were obligated to prepare, file and maintain with the SEC a registration statement to register for resale certain shares purchased by investors in the private placement following the closing of the private placement, among other customary obligations for agreements of this type.

Listing. Our common stock is listed under the symbol “KDMN” on the New York Stock Exchange.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

As of June 30, 2019, no shares of our preferred stock were outstanding other than shares of our 5% convertible preferred stock, as described below under “—5% Convertible Preferred Stock.” Our Certificate of Incorporation authorizes our board of directors, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences, the number of shares constituting any class or series and the designation of the class or series.  Terms selected by our board of directors in the future could decrease the amount of earnings and assets available for distribution to holders of shares of common stock or adversely affect the rights and powers, including voting rights, of the holders of shares of common stock without any further vote or action by the stockholders. As a result, the rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of the 5% convertible preferred stock and any other preferred stock that may be issued by us in the future, which could have the effect of decreasing the market price of our common stock. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of our company, which could depress the market price of our common stock.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of such series of preferred stock. If we issue shares of preferred stock under this prospectus and any related prospectus supplement, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

5% Convertible Preferred Stock

        As of June 30, 2019, we had 28,708 shares of convertible preferred stock issued and outstanding, designated as the 5% convertible preferred stock pursuant to the certificate of designations filed by us with the Secretary of State of the State of Delaware, with an aggregate original purchase price and initial liquidation preference of $30.0 million. As of June 30, 2019, the stated liquidation preference of the 5% convertible preferred stock was $33.1 million. Each share of convertible preferred stock was issued for an amount equal to $1,000 per share, which we refer to as the original purchase price.

        The following description is a summary of the material provisions of the 5% convertible preferred stock and the certificate of designations and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the convertible preferred stock and certificate of designations, including the definitions of certain terms used in the certificate of designations. We urge you to read this document because it, and not this description, defines the rights of a holder of the 5% convertible preferred stock. A copy of the form of certificate of designations that we filed with the Secretary of State of the State of Delaware on July 26, 2016 has been incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

No Mandatory Redemption Date or Sinking Fund

        The shares of 5% convertible preferred stock do not have a mandatory redemption date and are not subject to any sinking fund. The shares of convertible preferred stock will remain outstanding indefinitely unless we are required to redeem them under the circumstances described below in “—Redemption” or we otherwise repurchase them or they are converted into shares of our common stock as described below under “—Conversion Rights.”

Dividends

        The shares of 5% convertible preferred stock are entitled to receive dividends, when and as declared by our board of directors and to the extent of funds legally available for the payment of dividends, at an annual rate of 5% of the sum of the original purchase price per share of 5% convertible preferred stock plus any dividend arrearages. Dividends on the convertible preferred stock shall, at our option, either be paid in cash or added to the stated liquidation preference amount for purposes of calculating dividends at the 5% annual rate (until such time as we declare and pay the missed dividend in full and in cash, at which time that dividend will no longer be part of the stated liquidation preference amount). Dividends shall be payable annually on June 30 of each year and shall be cumulative from the most recent dividend payment date on which dividend has been paid or, if no dividend has ever been paid, from the original date of issuance of the 5% convertible preferred stock and shall accumulate from day to day whether or not declared until paid.

        The shares of 5% convertible preferred stock are also entitled to participate in all dividends declared and paid on shares of company common stock on an “as if” converted basis.

Liquidation Preference

In the event of:

(A)  a liquidation, dissolution or winding up of our company, whether voluntary or involuntary;

(B)  certain changes of control;

(C)  a sale or transfer of all, or substantially all, of our consolidated assets other than to a wholly-owned subsidiary of ours;

(D)  any other event of discharge, retirement or cancellation of the 5% convertible preferred stock, in each case in this clause (D), that is not described in the foregoing clauses (A), (B) or (C) or a redemption pursuant to the certificate of designations;

(E)  our company or one of our significant subsidiaries becoming the subject of certain bankruptcy events;

(F)  a material breach of our obligations under the exchange agreement that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or

(G)  upon our failure to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

the holders of the 5% convertible preferred stock shall be entitled to receive for each share of 5% convertible preferred stock an amount equal to the greater of (i) (A) (I) the original purchase price per share of 5% convertible preferred stock plus dividend arrearages thereon in cash plus (II) any dividends accrued and unpaid thereon from the last dividend payment date to the date of the final distribution to such holder plus (B) solely in connection with an event specified in clauses (A), (D), (E), (F) or (G) above, a premium equal to 20.2% of the amount described in clause (i)(A) of this sentence at such time or (ii) an amount per share of 5% convertible preferred stock equal to the amount which would have been payable or distributable had each share of 5% convertible preferred stock been converted into shares of our common stock immediately before the event occurred under clause (A), (B), (C) or (D) above.

        Subject to the rights of the holders of any parity shares, upon any of the events specified in clauses (A) through (D) above, after payment shall have been made in full to the holders of the convertible preferred stock and any parity securities, any other series or class or classes of junior securities shall be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the convertible preferred stock and any parity securities as such shall not be entitled to share in that payment or distribution.

        In the event that the event giving rise to the determination of the amount that holders of 5% convertible preferred stock shall be entitled to receive as their liquidation preference is a failure by us to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred if, subsequent to the expiration of the cure period, (i) that failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at that time, and (iii) no bankruptcy event has occurred.

Ranking

        The 5% convertible preferred stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of any of the events specified in clauses (A) through (D) under “—Liquidation Preference” above,

(1)    senior to all common stock and to all other equity securities of our company other than equity securities referred to in clauses (2) and (3) of this sentence (“junior securities”);

(2)    to the extent authorized under the certificate of designations, on a parity with all equity securities of our company the terms of which specifically provide that such equity securities rank on a parity with the 5% convertible preferred stock (“parity securities”); and

(3)    to the extent authorized under the certificate of designations, junior to all equity securities of our company the terms of which specifically provide that such equity securities rank senior to the 5% convertible preferred stock (“senior securities”).

        See “Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock” for a description of the types of issuances of equity securities and other securities of our company requiring approval of holders of a majority of shares of 5% convertible preferred stock then outstanding, voting together as a class.

Redemption

If:

(A)	we or one of our significant subsidiaries becomes the subject of certain bankruptcy events;
(B)	a material breach of our obligations under the exchange agreement occurs that is not cured within 15 days after we receive notice from a holder of the 5% convertible preferred stock; or
(C)	we fail to make any payment of principal, interest, or other amount due and payable of any of our or our subsidiaries’ indebtedness after giving effect to any applicable cure period,

each holder of 5% convertible preferred stock shall have the right to cause us to redeem all or part of the shares of 5% convertible preferred stock held by such holder for a redemption price per share equal to (i) the original purchase price plus any dividend arrearages plus any dividends accrued and unpaid thereon from the last dividend payment date to, but excluding, the redemption date plus (ii) a premium equal to 20.2% of the amount described in clause (i) of this sentence at such time.

        We are required to mail notice of any redemption event to the holders of 5% convertible preferred stock not later than one business day after we acquire knowledge of that event. That notice must state, among other things, (1) the redemption price and the date of redemption, which shall be no sooner than 30 days and no later than 90 days from the date the notice is mailed and (2) any holder of 5% convertible preferred stock electing to have its shares redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day before the redemption date. If we fail to give notice of the redemption event within the time period specified above, then any holder of 5% convertible preferred stock may deliver that notice to us and the other holders, in which case the redemption date shall occur on the 45th day after the date of the notice and any holder electing to have any of its shares of 5% convertible preferred stock redeemed shall be required to surrender its shares, with a properly completed redemption request, to us before the close of business on the fifth business day preceding that redemption date.

        Until the holders of the 5% convertible preferred stock who have delivered a notice to us requesting redemption have been paid the redemption price specified in the previous paragraph in full, no payment will be made to any holder of parity securities or junior securities.

        Notwithstanding anything to the contrary, in the event that the event giving rise to the above redemption right is a failure by us to make any payment of principal, interest or other amount due and payable of any of our indebtedness after giving effect to any applicable cure period, that event shall be deemed never to have occurred and any request for redemption delivered by a holder of 5% convertible preferred stock in respect of that event shall be deemed automatically rescinded if, subsequent to the expiration of the cure period, (i) our failure to make payment is cured in full, (ii) all other obligations to pay principal, interest or other amounts due and payable of any of our or our subsidiaries’ indebtedness have been paid at such time and (iii) no bankruptcy event has occurred.

Conversion Rights

Conversion at the Option of the Holder.  The holders of shares of 5% convertible preferred stock will, at any time, be entitled to convert some or all of their 5% convertible preferred stock into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by an amount equal to 80% of the initial public offering price per share in our initial public offering, which amount we refer to as the conversion price. The conversion price will be adjustable upon the occurrence of certain events and transactions to prevent dilution as described under “—Adjustments to Conversion Price to Prevent Dilution.” Any shares of our common stock issued upon conversion of the shares of 5% convertible preferred stock shall be validly issued, fully paid and nonassessable. Cash shall be paid in lieu of fractional shares.

Conversion at our Option.  At any time following the first anniversary of the issuance of the 5% convertible preferred stock, provided that (A) the volume-weighted average price of our common stock for the 30 consecutive trading days immediately preceding the date we elect for conversion is in excess of 150% of the initial public offering price per share in this offering (as adjusted for the events described below under “—Adjustments to Conversion Price to Prevent Dilution” and dividends paid in shares of our common stock) and (B) we have in place an effective resale shelf registration statement permitting the resale of all of the shares of common stock issuable upon conversion of the 5% convertible preferred stock, we have the right to require the conversion of any number of shares of 5% convertible preferred stock then outstanding into the number of shares of our common stock obtained by dividing the aggregate original purchase price of the shares to be converted plus any dividend arrearages plus any dividends accrued and unpaid from the last dividend payment date to but excluding the conversion date by the then applicable conversion price.

Adjustments to Conversion Price to Prevent Dilution

The 5% convertible preferred stock is subject to provisions that protect the holders against dilution by adjustment of the conversion price and/or number of shares of common stock issuable upon conversion in certain events such as a subdivision, combination or reclassification of our outstanding common stock.

Voting Rights—Matters Requiring Approval of Holders of 5% Convertible Preferred Stock

        Holders of the 5% convertible preferred stock shall be entitled to vote on any and all matters on which holders of the company common stock are entitled to vote on an “as if” converted basis. Additionally, so long as any 5% convertible preferred stock remains outstanding, without the affirmative approval of the holders of at least a majority of the shares of 5% convertible preferred stock then outstanding, we shall not, directly or indirectly (including through merger or consolidation with any other corporation), and shall not permit any of our subsidiaries to:

(1)    authorize or approve the issuance of any senior securities, 5% convertible preferred stock, or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto) or authorize or create or increase the authorized amount of any senior securities, 5% convertible preferred stock or parity securities (or, in each case, any security convertible into, or convertible or exchangeable therefor or linked thereto);

(2)    authorize or approve the purchase or redemption of any parity securities or junior securities;

(3)    amend, alter or repeal any of the provisions of the certificate of designations, our Certificate of Incorporation or our Bylaws in a manner that would adversely affect the powers, designations, preferences and rights of the 5% convertible preferred stock;

(4)    contract, create, incur, assume or suffer to exist any indebtedness or guarantee any such indebtedness with an aggregate value of more than $5,000,000 (subject to certain exceptions); or

(5)    agree to take any of the foregoing actions.

        The certificate of designations governing the 5% convertible preferred stock also provides that no amendment or waiver of any provision of the certificate of designations or our Certificate of Incorporation or Bylaws shall, without the prior written consent of all holders of the 5% convertible preferred stock who are known to us to hold, together with their affiliates, more than 5% of the 5% convertible preferred stock then outstanding, (i) reduce any amounts payable or that may become payable to holders of the 5% convertible preferred stock, (ii) postpone the payment date of any amount payable to holders of the 5% convertible preferred stock or waive or excuse any payment, (iii) modify or waive the conversion rights of the 5% convertible preferred stock in a manner that would adversely affect any holder of the 5% convertible preferred stock, or (iv) change any of the voting-related provisions or any other provision of the certificate of designations specifying the number or percentage of holders of the 5% convertible preferred stock which are required to waive, amend or modify any rights under the certificate of designations or make any determination or grant any consent under that document.

Registration Rights

The holders of the 5% convertible preferred stock were granted registration rights, subject to customary cutbacks, blackout periods and other exceptions, for all shares of our common stock issued or issuable upon conversion of the 5% convertible preferred stock, including (a) two demand registrations at any time after the expiration of 180 days from the closing of our initial public offering, (b) unlimited piggyback rights and (c) the right to require filing of a resale S-3 registration statement (once we became eligible to file on such form) and maintenance of its effectiveness on an “evergreen” basis until such time as there are no longer any registrable securities.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation and Bylaws and Delaware Law

The provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting an unsolicited offer to acquire our company. Such provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Election and Removal of Directors.  Our directors are elected until the expiration of the term for which they are elected and until their respective successors are elected. Our directors may be removed only by the affirmative vote of at least a majority of the holders of our then outstanding common stock. This system of electing and removing directors generally makes it more difficult for stockholders to replace a majority of our directors. For more information on our board of directors, see the section entitled “Corporate Governance” in our Definitive Proxy Statement dated as of April 2, 2019.

Authorized but Unissued Shares.  The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise.

Stockholder Action; Advance Notification of Stockholder Nominations and Proposals.  Our Certificate of Incorporation and Bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent in writing. Our Certificate of Incorporation and Bylaws also require that special meetings of stockholders be called only by our board of directors, the Chairman of our board of directors or our Chief Executive Officer. In addition, our Bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the board of directors or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Delaware Anti-Takeover Law.  Our Certificate of Incorporation provides that Section 203 of the DGCL, an anti-takeover law, applies to us. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless the “business combination” or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own, 15% or more of a corporation’s voting stock.

Limitation of Liability and Indemnification

Our Certificate of Incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•	under Section 174 of the DGCL (governing distributions to stockholders); or
•	for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our Certificate of Incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our Bylaws also provide that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our board of directors, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Exclusive Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of our company, (ii) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our company to our company or our company’s stockholders, (iii) action asserting a claim against our company arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws or (iv) action asserting a claim against our company governed by the internal affairs doctrine. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. In addition, Section 22 of the Securities Act 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce our forum selection clause in connection with claims arising under the Securities Act or the rules and regulations thereunder.

Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our Certificate of Incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

DESCRIPTION OF DEBT SECURITIES

The debt securities that we may issue and sell under this prospectus will be our direct general obligations. The debt securities will be either senior debt securities or subordinated debt securities and may be secured or unsecured and may be convertible into other securities, including our common stock. The debt securities will be issued under one or more separate indentures between our company and a financial institution that will act as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to individually as an indenture and collectively as the indentures. Each of the senior debt trustee and the subordinated debt trustee is referred to individually as a trustee and collectively as the trustees. The material terms of any indenture will be set forth in the applicable prospectus supplement.

We have summarized certain terms and provisions of the indentures,  copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus forms a part. The summary is not complete. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The senior indenture and subordinated indenture are substantially identical, except for the provisions relating to subordination.

Neither indenture will limit the amount of debt securities that we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The applicable prospectus supplement will describe the terms of any debt securities being offered.  These terms will include some or all of the following:

•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•

if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the date or dates on which the principal of the debt securities may be payable;
•	the rate or rates (which may be fixed or variable) per annum at which the debt securities shall bear interest, if any;
•

the date or dates from which such interest shall accrue, on which such interest shall be payable, and on which a record shall be taken for the determination of holders of the debt securities to whom interest is payable;

•	the place or places where the principal and interest shall be payable;
•

our right, if any, to redeem the debt securities, in whole or in part, at our option and the period or periods within which, the price or prices at which and any terms and conditions upon which such debt securities may be so redeemed, pursuant to any sinking fund or otherwise;

•	our obligation, if any, to redeem, purchase or repay any debt securities pursuant to any mandatory redemption, sinking fund or other provisions or at the option of a holder of the debt securities;
•	if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which the debt securities will be issuable;
•	if other than the currency of the United States, the currency or currencies, in which payment of the principal and interest shall be payable;
•	whether the debt securities will be issued in the form of global securities;
•	provisions, if any, for the defeasance of the debt securities;
•	any United States federal income tax consequences; and
•	other specific terms, including any deletions from, modifications of or additions to the events of default or covenants described below or in the applicable indenture.

Senior Debt

We may issue under the senior indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all our other unsecured and unsubordinated debt.

Subordinated Debt

We may issue under the subordinated indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all our “senior indebtedness.” “Senior indebtedness” is defined in the subordinated indenture and generally includes obligations of, or guaranteed by, us for borrowed money, or as evidenced by bonds, debentures, notes or other similar instruments, or in respect of letters of credit or other similar instruments, or to pay the deferred purchase price of property or services, or as a lessee under capital leases, or as secured by a lien on any asset of ours. “Senior indebtedness” does not include the subordinated debt securities or any other obligations specifically designated as being subordinate in right of payment to, or pari passu with, the subordinated debt securities. In general, the holders of all senior indebtedness are first entitled to receive payment in full of such senior indebtedness before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:

•

any insolvency or bankruptcy proceedings, or any receivership, dissolution, winding up, total or partial liquidation, reorganization or other similar proceedings in respect of us or a substantial part of our property, whether voluntary or involuntary;

•

(i) a default having occurred with respect to the payment of principal or interest on or other monetary amounts due and payable with respect to any senior indebtedness or (ii) an event of default (other than a default described in clause (i)) having occurred with respect to any senior indebtedness that permits the holder or holders of such senior indebtedness to accelerate the maturity of such senior indebtedness. Such a default or event of default must have continued beyond the period of grace, if any, provided in respect of such default or event of default, and such a default or event of default shall not have been cured or waived or shall not have ceased to exist; and

•

the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated indenture. This declaration must not have been rescinded and annulled as provided in the subordinated indenture.

Authentication and Delivery

We will deliver the debt securities to the trustee for authentication, and the trustee will authenticate and deliver the debt securities upon our written order.

Events of Default

When we use the term “Event of Default” in the indentures with respect to the debt securities, of any series, set forth below are some examples of what we mean:

(1)	default in the payment of the principal on the debt securities when it becomes due and payable at maturity or otherwise;
(2)	default in the payment of interest on the debt securities when it becomes due and payable, and such default continues for a period of 30 days;
(3)

default in the performance, or breach, of any covenant in the indentures (other than defaults specified in clauses (1) or (2) above) and the default or breach continues for a period of 90 consecutive days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of the outstanding debt securities of all series affected thereby;

(4)	the occurrence of certain events of bankruptcy, insolvency, or similar proceedings with respect to us or any substantial part of our property; and/or
(5)	any other Events of Default that may be set forth in the applicable prospectus supplement.

If an Event of Default (other than an Event of Default specified in clause (4) above) with respect to the debt securities of any series then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in principal amount of the securities of all such series then outstanding in respect of which an Event of Default has occurred may, by notice in writing to us, declare the entire principal amount of all debt securities of the affected series, and accrued interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

If an Event of Default described in clause (4) above occurs and is continuing, then the principal amount of all the debt securities then outstanding and accrued interest shall be and become due immediately and payable without any declaration, notice or other action by any holder of the debt securities or the trustee.

The trustee will, within 90 days after the occurrence of any default actually known to it, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal or interest when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders.

Satisfaction, Discharge and Defeasance

We may discharge our obligations under each indenture, except as to:

•	the rights of registration of transfer and exchange of debt securities, and our right of optional redemption, if any;
•	substitution of mutilated, defaced, destroyed, lost or stolen debt securities;
•	the rights of holders of the debt securities to receive payments of principal and interest;
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of the debt securities as beneficiaries with respect to the property deposited with the trustee payable to them (as described below);

when:

•	either:
•	all debt securities of any series issued that have been authenticated and delivered have been delivered by us to the trustee for cancellation; or
•

all debt securities of any series issued that have not been delivered by us to the trustee for cancellation have become due and payable or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and we have irrevocably deposited or caused to be deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption;

•	we have paid or caused to be paid all other sums then due and payable under such indenture; and
•

we have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under such indenture relating to the satisfaction and discharge of such indenture have been complied with.

In addition, unless the applicable prospectus supplement and supplemental indenture otherwise provide, we may elect either (i) to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”) or (ii) to be released from our obligations under each indenture with respect to certain covenants applicable to the outstanding debt securities of any series (“covenant defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture and covenant defeasance means that we will no longer be required to comply with the obligations with respect to such covenants (and an omission to comply with such obligations will not constitute a default or event of default).

In order to exercise legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:

•

we must irrevocably have deposited or caused to be deposited with the trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:

•	money in an amount;
•	U.S. government obligations; or
•

a combination of money and U.S. government obligations, in each case sufficient without reinvestment, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal and interest at due date or maturity or if we have made irrevocable arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, the redemption date;
•

in the case of a legal defeasance, we have delivered to the trustee an opinion of counsel stating that, (A) we have received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this prospectus, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•

in the case of a covenant defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable U.S. federal income tax law, the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to the same federal income tax as would be the case if the defeasance did not occur;

•	no default relating to bankruptcy or insolvency and, in the case of a covenant defeasance, no other default has occurred and is continuing at any time;
•

if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such defeasance; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance have been complied with.

We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors purchasing the warrants or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	United States federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

 Holders of equity warrants will not be entitled to:

•	vote, consent or receive dividends;
•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; and/or
•	exercise any rights as stockholders of Kadmon.

 Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium, if any, or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;
•	currencies; and/or
•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under an indenture.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus forms a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain United States federal income tax considerations applicable to the units; and
•	any other terms of the units and their constituent securities.

FORM OF SECURITIES

Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, unit agreement or other applicable agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, unit agreement or other applicable agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, or unit agreement or other applicable agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, unit agreement or other applicable agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of Kadmon, any trustee, any warrant agent, any unit agent or any other agent of Kadmon, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment of principal, premium or interest to holders or other distribution of underlying securities or other property to holders on that global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

Plan of Distribution

We or the selling stockholders may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We or the selling stockholders may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We or the selling stockholders may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters or placement agents acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters or agents, if any;
•	the public offering price or purchase price of the securities and the proceeds we will receive from the sale;
•	any overallotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale of the securities in respect of which this prospectus is delivered, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the selling stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the selling stockholders may use underwriters with whom we or the selling stockholders, as applicable, have a material relationship. We or the selling stockholders will describe any such arrangement in the prospectus supplement, naming the underwriter and the nature of any such relationship.

We or the selling stockholders may sell securities directly or through agents we designate from time to time. We or the selling stockholders will name any agent involved in the offering and sale of securities, and we or the selling stockholders will describe any commissions we or the selling stockholders will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our or the selling stockholders’ agent will act on a best efforts basis for the period of its appointment.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or the selling stockholders may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us or the selling stockholders at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We or the selling stockholders will describe the conditions to these contracts and the commissions we or the selling stockholders must pay for solicitation of these contracts in the prospectus supplement.

We or the selling stockholders may provide agents and underwriters with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

In order to facilitate the offering of the securities, any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions include purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market.  If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the New York Stock Exchange may engage in passive market making transactions in the securities on the New York Stock Exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Legal matters

Unless otherwise indicated in the applicable prospectus supplement, the validity of the issuance of the securities offered hereby will be passed upon for us by Covington & Burling LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

Experts

The consolidated financial statements of Kadmon Holdings, Inc. as of December 31, 2018 and 2017 and for each of the three years in the period ended December 31, 2018 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (which report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

This prospectus is part of a registration statement we filed with the SEC. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement of which this prospectus forms a part.

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. Our filings with the SEC, including the filings that are incorporated by reference into this prospectus, are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website at www.kadmon.com. The information on, or that can be accessed through, our website or any other website that we may maintain is not incorporated by reference into this prospectus or any other filings we make with the SEC.

Information Incorporated by Reference

The SEC allows us to incorporate by reference into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. The following documents that we previously filed with the SEC (File No. 001-37841) are incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, filed with the SEC on August 5, 2019;
•

the information specifically incorporated by reference into our annual report on Form 10-K for the year ended December 31, 2018 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 2, 2019;

•

our Current Reports on Form 8-K filed with the SEC on January 23, 2019 (other than any portion thereof deemed furnished and not filed), February 5, 2019, February 7, 2019 (other than any portion thereof deemed furnished and not filed), February 11, 2019 (other than any portion thereof deemed furnished and not filed), March 22, 2019 (other than any portion thereof deemed furnished and not filed), May 16, 2019, July 9, 2019 and August 30, 2019 (other than any portion thereof deemed furnished and not filed); and

•

the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 21, 2016, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s Internet site at www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to the Corporate Secretary, Kadmon Holdings, Inc., 450 East 29th Street, New York, NY 10016 (telephone: (212) 308-6000). Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q may also be found on the Investor Relations portion of our website at investors.kadmon.com. The information on, or that can be accessed through, our website or any other website that we may maintain is not incorporated by reference into this prospectus or any other filings we make with the SEC.

$200,000,000

Kadmon Holdings, Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Purchase Contracts

Units

and

7,339,019 Shares of Common Stock Offered by the Selling Stockholders

September 24, 2019